As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-68993

Registration No. 333-93271

Registration No. 333-34352

Registration No. 333-60518

Registration No. 333-109024

Registration No. 333-109026

Registration No. 333-124361

Registration No. 333-135017

Registration No. 333-135019

Registration No. 333-139965

Registration No. 333-160997

Registration No. 333-168514

Registration No. 333-172265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68993

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-93271

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34352

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60518

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109024

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109026

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124361

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135017

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135019

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139965

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160997

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168514

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172265

UNDER

THE SECURITIES ACT OF 1933

ACAS, LLC

(formerly AMERICAN CAPITAL, LTD.)

(Exact name of registrant as specified in its charter)

Delaware	52-1451377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

(301) 951-6122

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

American Capital Strategies, Ltd. 1997 Stock Option Plan

American Capital Strategies, Ltd. 1997 Disinterested Director Stock Option Plan

American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan

American Capital Strategies, Ltd. 2000 Employee Stock Option Plan

American Capital Strategies, Ltd. 2002 Employee Stock Option Plan

American Capital Strategies, Ltd. 2003 Employee Stock Option Plan

American Capital Strategies, Ltd. 2004 Employee Stock Option Plan

American Capital Strategies, Ltd. 2005 Employee Stock Option Plan

American Capital Strategies, Ltd. 2006 Stock Option Plan

Amended and Restated American Capital Incentive Bonus Plan

American Capital Strategies, Ltd. 2007 Stock Option Plan

American Capital Strategies, Ltd. 2008 Stock Option Plan

American Capital, Ltd. 2009 Stock Option Plan

American Capital, Ltd. 2010 Disinterested Director Stock Option Plan

American Capital Strategies, Ltd. 2000 Disinterested Director Stock Option Plan

(Full Titles of the Plans)

Joshua M. Bloomstein

General Counsel, Vice President and Secretary

ACAS, LLC

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 951-6122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Monica J. Shilling

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, CA 90067

(310) 557-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

ACAS, LLC (formerly American Capital, Ltd., a Delaware corporation), a Delaware limited liability company (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any and all shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”) registered but unsold or otherwise unissued under each of the following Registration Statements as of the date hereof:

•	Registration Statement on Form S-8 (No. 333-68993), pertaining to the registration of an aggregate of 1,828,252 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 1997 Stock Option Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on December 15, 1998.

•	Registration Statement on Form S-8 (No. 333-93271), pertaining to the registration of an aggregate of 150,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 1997 Disinterested Director Stock Option Plan, which was filed with the Commission on December 21, 1999.

•	Registration Statement on Form S-8 (No. 333-34352), pertaining to the registration of an aggregate of 300,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan, which was filed with the Commission on April 7, 2000.

•	Registration Statement on Form S-8 (No. 333-60518), pertaining to the registration of an aggregate of 3,800,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2000 Employee Stock Option Plan, which was filed with the Commission on May 9, 2001.

•	Registration Statement on Form S-8 (No. 333-109024), pertaining to the registration of an aggregate of 1,950,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2002 Employee Stock Option Plan, which was filed with the Commission on September 22, 2003.

•	Registration Statement on Form S-8 (No. 333-109026), pertaining to the registration of an aggregate of 3,500,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2003 Employee Stock Option Plan, as amended, which was filed with the Commission on September 22, 2003.

•	Registration Statement on Form S-8 (No. 333-124361), pertaining to the registration of an aggregate of 2,100,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2004 Employee Stock Option Plan, which was filed with the Commission on April 27, 2005.

•	Registration Statement on Form S-8 (No. 333-135017), pertaining to the registration of an aggregate of 5,500,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2005 Employee Stock Option Plan, which was filed with the Commission on June 14, 2006.

•	Registration Statement on Form S-8 (No. 333-135019), pertaining to the registration of an aggregate of 7,070,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2006 Stock Option Plan, which was filed with the Commission on June 14, 2006.

•	Registration Statement on Form S-8 (No. 333-139965), pertaining to the registration of an aggregate of 3,800,000 Shares, issuable under the Registrant’s Amended and Restated American Capital Incentive Bonus Plan, which was filed with the Commission on January 12, 2007.

•	Registration Statement on Form S-8 (No. 333-160997), pertaining to the registration of an aggregate of 8,400,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2007 Stock Option Plan, and an aggregate of 15,750,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2008 Stock Option Plan, which was filed with the Commission on August 3, 2009.

•	Registration Statement on Form S-8 (No. 333-168514), pertaining to the registration of an aggregate of 15,750,000 Shares, issuable under the Registrant’s American Capital, Ltd. 2009 Stock Option Plan, which was filed with the Commission on August 3, 2010.

•	Registration Statement on Form S-8 (No. 333-172265), pertaining to the registration of an aggregate of 1,250,000 Shares, issuable under the Registrant’s American Capital, Ltd. 2010 Disinterested Director Stock Option Plan, and an aggregate of 150,000 Shares, issuable under the Registrant’s American Capital Strategies, Ltd. 2000 Disinterested Director Stock Option Plan, which was filed with the Commission on February 14, 2011.

Pursuant to an Agreement and Plan of Merger, dated as of May 23, 2016, by and among Ares Capital Corporation, a Maryland corporation (“Parent”), Orion Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), Ivy Hill Asset Management, L.P., a Delaware limited partnership and wholly owned portfolio company of Parent (“IHAM”), Ivy Hill Asset Management GP, LLC, a Delaware limited liability company, in its capacity as general partner of IHAM, the Registrant, American Capital Asset Management, LLC, a Delaware limited liability company and wholly owned subsidiary of the Registrant, and, solely for the limited purposes set forth therein, Ares Capital Management LLC, a Delaware limited liability company, in its capacity as Parent’s investment adviser, Acquisition Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving entity and a wholly owned subsidiary of Parent. The Merger became effective on January 3, 2017.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Shares registered but unsold or otherwise unissued under each of the above Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned thereunto duly authorized in the city of New York, state of New York, on January 4, 2017.

ACAS, LLC (formerly AMERICAN CAPITAL, LTD.)

By: /s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: General Counsel, Vice President and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.